Exhibit 5.1

Writer’s Direct Dial:  516-663-6600

Writer’s Direct Fax:   516-663-6601

March 24, 2025

Bridgeline Digital, Inc.

100 Sylvan Road, Suite G700

Woburn, MA 01801

Ladies and Gentlemen:

We have acted as counsel to Bridgeline Digital, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated March 24, 2025 (the “Prospectus Supplement”), to a Prospectus, dated February 27, 2025 (the “Prospectus”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-285176 (the “Registration Statement”) and filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the issuance of 1,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), pursuant to a Securities Purchase Agreement, dated March 24, 2025, between the Company and the purchasers identified on the signature pages thereto (the “Purchase Agreement”).

The Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have (i) examined and relied upon: (A) the Registration Statement, the Prospectus, and the Prospectus Supplement, (B) the Company’s Certificate of Incorporation and Bylaws, as currently in effect, (C) the Purchase Agreement, and (D) the originals or copies of such records, documents, certificates, memoranda and other instruments and undertaken such further inquiry as in our judgment are necessary or appropriate to enable us to render the opinions expressed below; and (ii) assumed that the Shares to be sold by the Company will be sold at a price and on terms established by the Board of Directors of the Company or a duly constituted pricing committee thereof in accordance with Section 153 of the Delaware General Corporation Law.

As to certain factual matters, we have relied upon information from officers and representatives of the Company and have not independently verified such matters. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on signed records, instruments, certificates and documents; the authenticity and completeness of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the legal capacity of all natural persons; the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof (except we have not made such assumption with respect to the Company).

Bridgeline Digital, Inc.

March 24, 2025

We are members of the Bar of the State of New York. Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. In addition, no opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Purchase Agreement, the Registration Statement, the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes that may hereafter be brought to our attention. Our opinions herein are based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or government policy that may be enacted or adopted after the date hereof. We do not express an opinion on any matters other than those expressly set forth in this opinion.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ruskin Moscou Faltischek, P.C.

RUSKIN MOSCOU FALTISCHEK, P.C.

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